CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement of Beacon Properties Corporation on Form S-3 (No. 333-21769) of our report dated February 6, 1997, on our audit of the statement of excess of revenues over specific operating expenses of Shoreline Technology Park in Mountain View, California for the year ended December 31, 1995, which report is included in this Form 8-K, of our report dated December 20, 1996, on our audit of the statement of excess of revenues over specific operating expenses of Lake Marriott Business Park in Santa Clara, California for the year ended December 31, 1995, which report is included in this Form 8-K, and of our report dated December 20, 1996, on our audit of the statement of excess of revenues over specific operating expenses of President's Plaza in Chicago, Illinois for the year ended December 31, 1995, which report is included in this Form 8-K.

We also consent to the reference to our Firm under the caption "Experts".


                                                    /s/ COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
March 20, 1997